                                                                EXHIBIT 3.01


                            ARTICLES OF INCORPORATION



                                   INMOLD, INC.

                               TABLE OF CONTENTS
 ARTICLE I  ..................................................................1

 ARTICLE II  .................................................................1

 ARTICLE III .................................................................6

 ARTICLE IV  ................................................................12

 ARTICLE V   ................................................................13

 ARTICLE VI  ................................................................13

 ARTICLE VII  ...............................................................19

 ARTICLE VIII ...............................................................28

                           ARTICLES OF INCORPORATION

                                      OF

                                 INMOLD, INC.


        These Articles of Incorporation are signed by the incorporator(s) for the purpose of forming a profit corporation pursuant to the provisions of the Indiana Business Corporation Law, as amended as follows:

                                  ARTICLE I

                                 INMOLD, INC,

        The name of the Corporation is Inmold, Inc.

                                  ARTICLE II

                              Purpose and Powers

        The purpose or purposes for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Indiana Business Corporation Law.

        Specifically, and not by way of limitation on the foregoing, the nature of the business, or objects or purposes to be transacted, promoted or carried on are:

        Manufacturing of products of all types and at all locations for sale at wholesale and at retail.

        In furtherance and not in limitation of the general powers conferred by the laws of the State of Indiana and of the above-stated general objects, it is hereby expressly provided that the Corporation shall also have the following powers:

          (a) To invest, manufacture, distribute, sell, market, patent and improve products and processes of any type, for any kind to produce, sell and use products of any kind and description to buy, purchase, receive, take by grant, gift, devise, bequest, license, rent, lease, franchise or otherwise acquire; to own, use hold, alter, maintain, improve, invest in, employ, or otherwise utilize; to franchise, transfer, license, sell, convey, generally deal in, rent, or lease, mortgage, exchange and otherwise trade in and dispose of real property or personal property (of any kind or description including choses in action) of all kinds or any interest or right therein, wherever situated, including without limitation properties located within and without the States of Michigan and Indiana and in any and all of the states, districts,

        All references to Sections in these Articles of Incorporation allude to the Indiana Business Corporation Law, as amended.

        territories or dependencies of the United States and in any and all foreign countries in accordance with the law thereof, to supervise, manage and protect such property of the Corporation and any interest or claim held by it in the same; to have the same insured against fire and other casualties; to exercise all rights and powers to perform all transactions and in every respect to deal with such property.

             (b) To make loans of money or other property, real or personal (including choses in action) to, or assume, act as surety for or guarantee or invest or reinvest the Corporation's funds in the obligations or liabilities of any person, firm or corporation, either with or without real or personal property (including choses in action) as security, and to promote and assist, financially or otherwise, any banks or other corporations in which it has an interest. The Corporation may not guarantee or become surety upon a bond or other undertaking securing the deposit of public moneys.

             (c) To enter into, make, perform and carry out contracts (including insurance contracts on any of its insurable interests) of every kind and description and for any lawful purpose, with any person, firm organization, association, corporation (public or private), syndicate, municipality, county, state, government or governmental agency or political subdivision.

             (d) To make contracts, give guarantees, incur liabilities and borrow and raise money without limitation in amount at such rates of interest as the Corporation may determine and to incur other obligations for liquidated and/or unliquidated amounts and/or performances, with or without pledge of mortgage upon or security interest in any or all of its property, real or personal (including choses in action) or an interest therein, wherever situated, as security, and from time to time to draw, make, execute, endorse and issue bonds, debentures, promissory notes, bills of exchange and other evidences of indebtedness and obligations of this Corporation, negotiable or non-negotiable, for moneys borrowed, or in payment for property real or personal (including choses in action), acquired, or for any other object and purposes of this Corporation or its business, and to secure the payment of any such obligations by mortgage, pledge, deed, deed of trust, indenture, agreement or other instrument of trust, or by other a lien upon, security interests in, assignment of or agreement in respect to all or any part of the property (real or personal, including choses in action), rights, privileges or franchises of this Corporation or an interest therein, wherever situated, whether or not owned or hereafter to be acquired and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes. The rite of interest on such bonds or other obligations may be in excess of the legal rate where set forth in writing.

                This power shall include the power to give guarantees which are necessary or convenient in the opinion of the Board of Directors to the conduct, promotion or attainment of the business of any of the following corporations, whether or not subject to the Indiana Business Corporation Law, which guarantees shall be considered to be in furtherance of the corporate purposes of this Corporation;

                        (i) All of the outstanding stock of which is owned, directly or indirectly, by the Corporation;

                        (ii) A corporation which owns, directly or indirectly, all of the outstanding stock of the Corporation;

                        (iii) All of the outstanding stock of which is owned, directly or indirectly, by a corporation; whether or not subject to the Indiana Business Corporation Law, which owns, directly or indirectly, all of the outstanding stock of the Corporation.

             (e) To own all or a partial equity interest in, manage, organize or cause to be organized and/or to participate with others in or enter into under the laws of the States of Michigan and Indiana, or of any other state, district territory, province or government (domestic or foreign), any corporation or corporations, limited liability company, trusts (or partnerships, limited or general, joint ventures or business associations of any other kinds), to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations (or partnerships, limited or general, joint ventures or business associations of any other kinds), to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations (or partnerships, limited or general joint ventures or business associations of any other kind) with the Corporation or any of its subsidiary corporations or other corporations or corporations (or partnerships, limited or general, joint ventures, or business associations of any kind) in which the Corporation or any of its 'affiliates" (as that term is defined in regulations promulgated under the Securities Act of 1933, as amended) have or do not have any interest or to cause the same to be dissolved, wound up, liquidated, merged or consolidated and to participate with others in any transaction, undertaking or agreement which the participating corporation would have power to conduct by itself whether or not the participation involves sharing or delegation of control with or to others.

             (f) In the acquisition of any monies or other property, real or personal, including any type of securities issued by the Corporation or any other party, and without limiting the generality of the foregoing, any shares of capital stock, bonds, debentures or other evidences of indebtedness or any other rights or privileges of any kind or character, the Corporation may directly or indirectly issue and sell or cause to be issued in payment thereof or exchange thereof, in whole or in part, any type of securities of the Corporation or another corporation, business trust, partnership, limited or general or other type of business association, and without limiting the generality of the foregoing shares of the Corporation's own capital stock or the bonds, debentures or other evidences of indebtedness issued by the Corporation, and the Board of Directors of the Corporation shall have the right to determine the value to be placed on any such securities, shares, bonds, debentures or other indebtedness so issued or exchanged.

             (g) To purchase, receive, take or otherwise acquire; to own, lend or otherwise dispose of, to pledge, use or otherwise deal in shares of its own capital stock, bonds, debentures, securities and other evidences of indebtedness, from time to time, to such an extent and in such manner and upon such terms as its Board of Directors shall determine and as the laws of the States of Indiana may permit.

             (h) To conduct and transact its business, carry on its operations and have offices and exercise powers Granted by the Indiana Business Corporation Law as then in effect (including without limitation the holding, purchasing, mortgaging and conveying of real and personal property of any kind and description, including choses in action) in any jurisdiction, including the States of Michigan and Indiana, other states, the District of Columbia, the territories, colonies and possessions of the United States, and in any foreign countries outside of the United States.

             (i) To sue and be sued in all courts and participate in actions and proceedings, judicial, administrative, arbitrative or otherwise, in the same manner as natural persons.

             (j) To have a corporate seal, and alter the seal and use it or a facsimile to be affixed, impressed or reproduced in any other manner.

             (k) To adopt, amend or repeal By-Laws, including emergency by-laws, relating to the business of the Corporation, the conduct of its affairs, its rights and powers and the rights and powers of its shareholders, directors or officers.

             (l) To elect or appoint officers, employees, agents, attorneys, accountants and auditors of the Corporation, prescribe their duties, fix their compensation and the compensation of directors and indemnify corporate directors, officers, employees, agents, attorneys, accountants and auditors.

             (m) To purchase, sell, pledge, take, receive, subscribe for, or otherwise acquire, dispose of own, manage the investment in and/or the business of any business entity or entities in which an investment is held, hold, vote, employ, sell, lend, lease, exchange, transfer or otherwise dispose of, mortgage, pledge, use and otherwise deal in and with, for any lawful consideration or otherwise, all or any lesser interest in bonds and other obligations, units of interest, shares of capital stock, or other securities or interests issued by any corporations, partnerships, associations, business trusts, individuals or other entities, wheresoever the aforesaid bonds, obligations, units of interest, shares of capital stock or other securities or interests are located, wherever the issuers thereof are located, officed, doing business or organized, and whether engaged in business or activities of any type that are similar to or different from those of the Corporation.

             (n) To make donations for any of the following: the public welfare, community fund, or hospital or a charitable, educational, scientific, civic or sin3ilar purpose, and to provide aid in time of war or other national emergency.

             (o) To pay pensions, establish and carry out pension, profit sharing, share bonus, share purchase, share option, savings thrift and other retirement, incentive and benefit plans, trusts and provisions for any of its directors, officers, agents and employees.

             (p)   To cease its corporate activities and dissolve.

             (q) To tend money to, or guarantee an obligation of, or otherwise assist an officer or employee of the Corporation or of its subsidiary, including an officer or employee who is a director of the Corporation or its subsidiary, when, in the judgment of the Board of Directors, the loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or assistance may be with or without interest, and may be unsecured, or secured in such manner as the board or directors approves, including without limitation, a pledge of shares or capital stock of the Corporation. Nothing in this provision shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

             (r) To sell, lease, exchange or otherwise dispose of all or substantially all, the property and assets of the Corporation in the usual and regular course of its business as conducted by the Corporation, and mortgage or pledge any or all property and assets of the Corporation, whether or not in the usual and regular course of business, upon such terms and conditions and for a consideration which may consist in whole or in part of cash or other property, including shares, bonds or other securities of any other corporation, domestic or foreign, as authorized by the Corporation's Board of Directors. Approval of the shareholders of the Corporation is not required.

             (s)   To have the capacity to act possessed by natural persons.

             (t) To act as agent, broker, or members, promoter, associates, manager, partner, member or co-owner, or representative for any domestic or foreign corporations, associations, partnerships, business trusts. individuals or other entities.

             (u) To have and exercise all powers to do anything necessary, suitable, convienient or proper to accomplish or further any one or all of the objects and purposes set forth above, or which shall at any time and from time to time appear to be conducive to or to expedite the interest or benefit of the Corporation.

        The objects and powers specified in any clause of this Article II shall, except where otherwise expressed in said Article II, be no wise limited or restricted by reference to or inference from the terms of any other clause of said Article II, or any other Article in these Articles of Incorporation, but the objects and powers specified in each of the clauses of said Article II shall be regarded as independent objects and powers; provided, however, that nothing herein contained shall be deemed to authorize or permit the Corporation to engage in any business for which a corporation may be formed under any other statute of the State of Indiana, unless that statute permits formation under the Indiana Business Corporation Law as then in effect or to exercise any power or do any act which a corporation formed under the Indiana Business Corporation Law as then in effect, may not lawfully engage in, exercise, or do.


                                  ARTICLE III

                                Capitalization

        The total authorized capital stock is:

        Preferred Stock 5,000,000 shares, par value $.00001 per share, Common Stock 100,000,000 shares, par value $.00001 per share.

        A purchaser from the Corporation of shares of its capital stock is not liable to the Corporation or its creditors with respect to the shares purchased except the consideration for which the shares were to be issued.

        The Corporation may purchase, hold, sell and transfer its own shares of capital stock and may use its property or money for that purpose, provided that when or by so purchasing, the Corporation is not and does not thereby render itself insolvent based on the then fair value of its assets. One or more classes or series of capital stock may be made redeemable by resolution of the board of directors prior to issuance of shares of that class or series. The redemption may be at the option of the shareholders, another person, the corporation or upon the occurrence of a designated event. Shares that are reacquired by the Corporation of any class or series shall revert to authorized but unused status.


        A statement of all of the designations, and the relative powers, rights, preferences, restrictions and limitations of the shares of each class and the variations in rights, preferences and limitations applicable to each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each stock certificate or each certificate must state conspicuously on its front or back that the Corporation will furnish the shareholder such information upon written request without charge. In addition, such matters are set forth as follows:

        (1)  The Preferred Stock:

             (a) Issuance: Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which series shall have such distinctive designations or title as shall be fixed by the Board of Directors of the Corporation prior to the issuance of any shares thereof At the time of such issuance, the provisions of the Indiana Business Corporation Law shall be complied with, including any governmental filing of any certificates as to the description of any class and/or series of Preferred Stock. The Board of Directors of the Corporation is hereby expressly granted authority to fix by duly adopted resolution or resolutions the designations and the related powers and preferences, the related, participating, optional or other special rights, and the related qualifications, limitations or restrictions as authorized or permitted by the laws of the States of Michigan and Indiana in respect to each such series of Preferred Stock.

             (b) Redemption: The Board of Directors may provide that one or more series of shares of Preferred Stock shall be redeemable at the option of the Corporation in cash, its bonds or other property, at such price, within such periods, and under such conditions as are stated in the resolutions creating such series. If so provided in the resolution the Corporation may create a sinking fund for redemption of any series of redeemable shares of Preferred Stock. The Board of Directors may provide that one or more series of shares of Preferred Stock, shall be redeemable in whole or in part, at the option of the shareholder. Subject to restrictions imposed by the Indiana Business Corporation Law, any such series may be redeemable in cash, bonds of the Corporation or other property, at such prices, within such periods and under such conditions as are stated in the resolutions creating such series. The resolutions creating such series may be amended to delete or change a provision for shares redeemable at the option of the shareholder only with unanimous approval of the holders of such shares.

             (c) Notice: After written notice of redemption of redeemable shares has been mailed to the holders thereof and sum sufficient to redeem the shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, the shares shall not be voted on any matter nor deemed to be outstanding shares.

             (d) Voting: The Board of Directors may provide that one or more series of Preferred Stock shall vote as a class to authorize any action, including amendment to these Articles of Incorporation. Such voting as a class shall be in addition to any other vote required by the Indiana Business Corporation Law. Where voting as a series is provided in resolution creating a series of Preferred Stock, it shall be by the proportionate vote provided in such resolution or, if a proportionate vote is not so provided, then for any action other than the election of Directors, by a majority of the votes cast by the holders of shares of such series entitled to vote thereon. Where voting as a series is required by the Indiana Business Corporation Law to authorize an action, the action shall be authorized by a majority of the votes cast by the holders of shares of each such series entitled to vote thereon, unless a greater vote is required by such resolution or another Section of the Indiana Business Corporation Law. The voting as a series shall be in addition to any other vote required by the Indiana Business Corporation Law.


             (e) Election of Directors: The resolutions creating one or more series of Preferred Stock may provide that a shareholder entitled to vote at an election for directors may vote, in person or by proxy, the number of shares of the series created by such resolution which are owned by him for as many persons as there are votes for directors by giving one candidate as many votes as the number of such directors multiplied by the number of his shares, or by distri-buting his votes on the same principle among any number of the candidates.

             (f) Convertible Preferred Stock. When so provided in the resolutions creating one or more series of Preferred Stock, and subject to restrictions in the Indiana Business Corporation Law or its successor provisions, the Corporation may issue one or more series of Preferred Stock convertible, at the option of the holder or the Corporation or upon the happening of a specified event, into shares of any class of authorized shares or into shares of any series of any class of authorized shares. Authorized shares issued, may be made so convertible within such period and upon such terms and conditions as authorized in such resolutions.

      (2)    The Common Stock:

             (a) Dividends and Nonliquidating Distributions: The Board of Directors may declare and pay ratable dividends or make other distributions in cash, its bonds or its property, including shares or bonds of other-corporations, on the outstanding shares of its Common Stock, payable to the full extent permitted under the laws of the State of Indiana, except when currently the Corporation is or would thereby be rendered insolvent. Dividends may be declared or paid and distributions may be made only out of surplus (as then defined under the Indiana Business Corporation Law). Once declared, holders of Common Stock are entitled to prompt payment of dividends, without interest, to the extent that surplus then exists. Dividends in the shares of the Corporation's own capital stock may be declared and paid pro rata on the outstanding shares of its Common Stock.

             (b) Liquidating Distributions: In the event of any distribution of all of the assets of the Corporation, upon a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary, after payment of the full preferential amounts to which the holders of the Preferred Stock shall be entitled, the holders of the Common Stock shall be ratably entitled to receive all of the remaining assets of the Corporation in proportion to the number of shares held by them respectively. If the assets distributable in respect thereof shall be less than the amount necessary to pay the holders of the Preferred Stock the full preferential amount thereof, then the entire assets are to be distributed among the holders of the Preferred Stock, of any and all series then outstanding, ratably in proportion to the full preferential amounts to which they are respectively entitled.

             (c) Voting: Each holder of the Common Stock shall be entitled to one vote for each outstanding share of Common Stock held by the holder of record on the stock transfer books of the Corporation.

      (3)    Shares Deemed Fully Paid and Nonassemble:

      All shares of capital stock of the Corporation issued for the consideration therefor fixed at or prior to the date of issuance thereof by the Board of Directors of the Corporation, which consideration shall be equal to not less than the stated value of the shares of stock so issued, if any, shall be deemed fully paid and nonassessable when the Corporation has received payment of such consideration, unless the consideration is future services or payment which is not represented by a promissory note.

     At the time of such receipt, the subscriber shall have all the rights and privileges of a holder of such shares, including registration thereof on the stock transfer records of the Corporation in such name or names, with such rights of co-ownership as the subscriber specifies and a stock certificate or certificates evidencing the shares. Where the consideration is future services or payment which is not represented by a promissory note, the rights of the subscriber shall be determined by the subscription agreement and the shares subscribed for shall be deemed to be nonassessable, but not fully paid until the Corporation receives such services or payment.

     The reasonable charges and expenses of organization or reorganization of the Corporation, and the reasonable expenses of and compensation for the sale or underwriting of its shares, may be paid or allowed by the Corporation out of the consideration received by it in payment for its shares without thereby rendering the shares either not fully paid or assessable.

     (4)     Issuance and Cancellation of Shares:

     The authorized capital stock may be paid for in cash or in property, labor, promissory note or past or future services at a just valuation to be fixed by the Board of Directors and it may be paid for before, concurrently or after its issuance as determined by the Board of Directors. In the absence of fraud, the judgment of the shareholders or of the Board of Directors as to the value of the consideration received for such shares shall be conclusive. Any unissued shares of any class herein authorized or hereafter increased or created may be issued from time to time by the Corporation in such manner, amounts and proportions, as shall be determined from time to time by the Board of Directors and as may be permitted by law existing at the time of said issuance. All shares of capital stock which have been reacquired by the Corporation in any manner shall be cancelled and revert to the status of authorized but unissued shares which may be reissued under this provision.

     (5)     No Preemptive Rights:

     No holders of capital stock of the Corporation shall have any preemptive right to subscribe for any unissued shares or treasury shares of capital stock of the Corporation or any other corporation issued or sold or to be issued or sold, or to option rights or to securities having conversion or option rights convertible into or exercisable to obtain capital stock or securities, rights or obligations of the Corporation or any other corporation, nor any other form or right to subscribe for any thereof other than such if any, as the Board of Directors in its discretion, may determine, and any shares of capital stock of the Corporation or option rights or securities convertible into capital stock of the Corporation which the Board of Directors may determine to offer for subscription to the holders of capital stock of the Corporation, may, in its discretion, be offered to the holders of such capital stock, with discrimination as between classes and/or series of such capital stock or particular holders of such capital stock, to the exclusion of any other class or classes or series of such capital stock or any holder or holders of such capital stock then existing; furthermore, authorized but previously unissued capital stock of the Corporation may be issued or sold for cash or other legal consideration authorized under
ARTICLE III (3) or the Indiana Business Corporation Law and success or legislation to or for the account of employees (including officers and directors) of the Corporation or any subsidiary in which the Corporation owns directly or indirectly all or substantially all of the capital stock, or to a trustee or trustees on behalf of such employees, with payment at such price or prices and on such terms and conditions as may be determined by the Board of Directors, without such capital stock first having been offered for subscription to any holders of the then outstanding capital stock of the Corporation to their respective shares.

     (6)     Fractional Sham and Scrip:

     Subject in all cases to any limitations in the Indiana Business Corporation Law as now or hereinafter in effect, the rights of persons entitled to fractional shares of capital stock shall be as follows:

     The Corporation may issue certificates for fractions of a share where necessary to effect share transfer, share distributions or a reclassification, merger, consolidation or other form of reorganization, which shall entitle the holders, in proportion to their fractional holdings, to exercise all rights and privileges of a holder of shares of stock of the class in which the fractional share was issued, including without limitation, the right to voting rights available to such class if any, to receive dividends and to participate in liquidating distributions.

     As an alternative, the Corporation may pay cash the fair value of fractions of a share as of the time when those entitled to receive the fractions are determined.

     As another alternative, the Corporation may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any right of a shareholder except as therein provided. The scrip shall be issued subject to the condition that it becomes void if not exchanged for certificates representing full shares before a specified date. The scrip may be subject to the condition that the shares for which the scrip is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of the scrip, or subject to any other condition which the Board of Directors may determine.

     The Corporation may provide reasonable opportunity for persons entitled to fractions of a share or scrip to sell them or to purchase additional fractions of a share or scrip needed to acquire a full share.

     (7)     Warrants, Options, Rights, Convertibles:

     The Corporation is hereby expressly authorized and empowered, from time to time, by resolution of its Board of Directors, to create and issue to any person, whether or not then a holder of its outstanding capital stock and whether or not in connection with the issue and sale of any shares of capital stock, bonds, rights or other securities of the Corporation or of any other corporation, rights, warrants or options entitling and/or requiring the holders or owners thereof at their option or at the option of the Corporation or upon the happening of a specified event to purchase or acquire from the Corporation or from any other corporation any such shares of any such class or series or any bonds, rights, options or other securities issued by the Corporation or any other corporation, whether now or hereafter authorized, such rights, warrants or options to be evidenced by or in such warrants, convertible warrants, convertible debentures, bonds or notes, classes of convertible capital stock, options or other instruments or agreements as shall be approved by the Board of Directors. The consideration and terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such rights, warrants or options and/or any such shares or other securities may be purchased or acquired from the Corporation or from any other corporation upon the exercise or conversion of any such rights, warrants, or options shall be such as shall be fixed in a resolution or resolutions adopted by the Board of Directors providing for the creation and issuance of such rights, warrants or options and as shall be permitted by law. Any and all shares or securities which may be purchases or acquired or issued upon the exercise or conversion of any such right, warrant or option shall be deemed fully paid shares and not liable to any further call or assessment or partly paid and liable to further call or assessment, as the terms of the rights, warrants or options shall provide. Except as otherwise provided by law, the Board of Directors shall have full power and discretion to prescribe and regulate from time to time the procedure to be followed, and all other matters concerning the creation, issuance, conversion and exercise of any such rights, warrants and options and the reservation of shares or other securities for the conversion and/or exercise thereof, and the issuance of such shares or other securities upon the conversion or exercise thereof. Authority under this provision shall not be deemed to authorize creation of any new class of capital stock or to increase the authorized number of shares in any class of capital stock as set forth elsewhere in these Articles of Incorporation. Corporations referred to above may be domestic or foreign. Shares may be converted into bonds only if the Corporation could, at the time of conversion have purchased, redeemed or otherwise acquired the shares by issuing the bonds under the restrictions of the Indiana Business Corporation Law.

     (8)     Bondholders Rights:

     The Board of Directors may confer upon the holders of bonds issued or to be issued by it rights to inspect the corporate books and records, but without rights to vote in the election of Directors and on any other matters on winch shareholders of the Corporation may vote to the extent, in the manner, and subject to the conditions prescribed in the resolution conferring such rights under the terms of any bonds issued or to be issued by the Corporation.

     (9)     Registered Owners:

     The Corporation shall be entitled to treat the person in whose name any shares of its capital stock are registered on its transfer books as the owner thereof on the date the Board of Directors authorizes the distributions, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly provided by the laws of the State of Indiana.

                                  ARTICLE IV

             Address of Initial Registered Office, Mailing Address
                              of Initial Resident
                      and Name of Initial Re3ident Agent

     The address of the initial registered office is:

                             CT Corporation System
                             One North Capitol Avenue
                             Indianapolis,IN 46204

     The mailing address of the initial registered office is:

                             CT Corporation System
                             One North Capitol Avenue
                             Indianapolis, IN 46204

     The name of the initial resident agent at the registered office is:

                             The CT Corporation System

                                  ARTICLE V

                          Name(s) of Incoporator(s)

     The name(s) and address(s) of the incorporator(s) signing these Articles of Incorporation is (are) as follows:

                            Frederick H. Hoops, III
                         HOOPS, HOOPS & HOOPS, P.L.C.
                             31555 W. 14 Mile Road
                                   Suite3l5
                               County of Oakland
                          Fanmington Hills, MI 48334

                                  ARTICLE VI

                            Additional Provisions

     The following additional provisions apply to the Corporation:

     (1)     Management of the Corporation and Powers of the Board of Directors:
All of the powers of the Corporation insofar as the same may be lawfully vested by these Articles of incorporation, are hereby vested and conferred upon the Board of Directors of the Corporation which shall manage its business and affairs. The number of director positions (but not less than one) may be fixed or varied by the By-Laws. The By-Laws may provide for classifications of the term of office of Directors or as to their election by one or more classes or series of shares of capital stock of the Corporation, provided that at least one fourth of the Directors must be elected annually.

     (3) Additional Powers of the Board of Directors: In furtherance and not by way of limitation of the powers conferred by statute, the Board of Directors is expressly authorized from time to time:

             (a) Amend the By-Laws: The Board of Directors may make, alter and repeal the By-Laws of the Corporation, to the extent consistent with the Indiana Business Corporation Law, or its successor legislation or these Articles of Incorporation, without any action on the part of the shareholders, but the By-Laws made by the Board of Directors and the powers so conferred may be altered or repealed by th e shareholders.

             (b) Surplus Capital: To fix, determine and vary the amount to be maintained as surplus:

             (c) Committees: To designate one or more standing committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee; who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in a resolution of the Board of Directors, or in the By-Laws of the Corporation, shall have and may exercise all the powers and authority of t he Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; and may declare a dividend or authorize the issuance of Common Stock of the Corporation; but no such committee shall have the power or authority to amend the Articles of Incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corpor ation's property and assets, recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amend the By-Laws of the Corporation, fill vacancies on the Board of Directors or fix compensation of the Directors serving on the Board of Directors or on any such committee.

             (d) Sell, Lease, Exchange, Assign, Convey or Otherwise Dispose of Property Not in the Regular Course of Business: When and as authorized by the shareholders in accordance with the Indiana Business Corporation Law or its. successor provisions, to sell lease, exchange, assign, convey or otherwise dispose of all or substantially all of the property (whether real or personal; including choses in action) and assets of the Corporation with or without its good will and its corporate franchises, if not in the usual and regular course of business as conducted by the Corporation, upon such terms and conditions and for such consideration, which may consist in whole or in part of cash or property, real or personal including choses in action and/or shares of stock and/or other securities of any other corporation or corporations, domestic or foreign, as the Board of Directors shall deem expedient and for the best interests of the Corporation. The Board of Directors is required to approve such sale, lease, exchange, assignment, conveyance or other disposition.

             (e) Sell, Lease, Exchange, Assign, Convey or Otherwise Dispose of Property in the Regular Course of Business: To sell lease, exchange, assign, convey or otherwise dispose of all or any part of the property (whether real or personal including choses in action) and assets of the Corporation, less than the whole or less than substantially the whole thereof in the usual and regular course of its business as conducted by the Corporation, upon such terms and conditions and for such consideration; which may consist in whole or in part of cash or property, real or personal, including choses in action and shares of stock and/or other securities of any other corporation or corporations, domestic or foreign as the Board of Directors shall deem expedient and for the best interests of the Corporation without the assent of the shareholders in writing or otherwise.

             (f) Mortgages, Pledges and Liens: To authorize and cause to be executed, without the assent of the shareholders in writing or oth erwise,- mortgages, pledges and Hen% without limit as to amount, on any or all of the real and personal property (including choses in action) of the Corporation whether or not in the usual and regular course of business.

             (g) Reserves: To set apart or abolish out of funds available for dividends a reserve for any purpose and the following shall not limit the generality hereof To fix and to vary or abolish the sum to be reserved over and above the capital stock paid in before declaring any dividends; to fix the time of declaring and paying any dividend, and, unless otherwise provided in the Articles of Incorporation or in the By-Laws, to determine the amount of any dividend. All sums reserved as working capital or otherwise may be applied from time to time to the reacquisition or purchase of its bonds or other obligations or shares of its own capital stock or other property to such extent and in such manner and upon such terms as the Board of Directors shall dean expedient and the reacquired stock, bonds or other property may be resold, except that if such stock & has been retired for the purposes of decreasing the Corporation's authorized capital stock as provided by law it may not be resold.

             (h) Inspections by the Shareholders: To determine whether and to what extent, and at what time and places and under what conditions and regulations the accounts and books of the Corporation and the stock ledger or duplicate stock ledgers, and to make extracts therefrom, to the extent not governed by statute, or any of them, shall be open to the inspection of any person acting directly or through his agent or attorney who has been a shareholder (directly or as a holder of a voting trust certificate represent ing shares of capital stock of the Corporation) for at least six months immediately preceding his demand for inspection or any person thereunto authorized by persons holding at least five percent of all of the outstanding shares of capital stock of the Corporation, upon at least five days written demand, and no shareholder shall have any right to inspect any account, book, stock ledger or duplicate stock ledger, and to make extracts therefrom or document of the Corporation, except as conferred by the Indiana Business Corporation Law- and its successor provisions or the By-Laws or as authorized by the Board of Directors or by a resolution of the shareholders.

             (i) Powers Contained in the By-Laws: To exercise such powers and authorities as the Corporation may by its By-Laws confer upon the Board of Directors in addition to the foregoing and to those expressly conferred upon the Board of Directors by statute.

      (3) Time Period for Bringing Actions by or on Behalf of the Corporation or any Shareholder in Connection with Any Bonus, Stock Option or Similar Plan: Every right of action by or on behalf of the Corporation or by any shareholder or shareholders against any past, present or future member of the Board of Directors, officer or employee of the Corporation arising out of or in connection with any bonus plan or stock option plan or similar plan for their benefit, shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer or employee, cease and be barred by the expiration of three years from whichever is the Later of (a) the date of the act or omission in respect of which such right of action arises or (b) the first date upon which there has been made generally available to shareholders an annual report of the Corporation and a. proxy statement for the annual meeting of shareholders following the issuance of such annual report, which name] report and proxy statement alone or together set forth, for the related period the amount of the credits to the reserve for the purpose of such plans, the aggregate bonus awards, the aggregate number of shares for which options were granted and the aggregate amount of contingent credits conditionally credited; and any and all right of action by any employee (past, present or future) against the Corporation arising out of or in connection with such plans shall, irrespective of the place where action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

     (4) Amendments: To the extent allowed by the Indiana Business Corporation Law and its successor legislation; the State of Indiana and the Corporation reserve the right to amend, alter, change, add to or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed and/or allowed by statuted and all rights herein conferred upon the Corporation's shareholders, the Board of Directors, any committee of the Board of Directors, directors, officers, employees, agents and any other party are granted subject to this reservoir.

     (5) Taking Action Without Meeting; Consent; Number of Shareholders; Action Requiring Filing of Certificates; Procedure; Consent by All Shareholders Entitled to Vote: Any action required or permitted by the Indiana Business Corporation Law to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having at least a majority of the voting power on the record date for such vote or having such different portions of voting power as is not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for-determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the Corporation. Delivery shall be to the Corporation's registered office its principal place of business, or an officer or agent of the Corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing. If the action consented to would have required filing of a certificate under any other section of the Indiana Business Corporation Law, if the action had been voted upon by shareholders at a meeting of the shareholders, the certificate filed under such other section shall state, in lieu of any statement required by the section concerning a vote of shareholders, that both written consent and written notice have been given as may be required by the Indiana Business Corporation Law.

     (6) Removal of a Director or the Entire Board of Directors-. A Director or the entire Board of Directors may be removed, with or without cause by vote of the holders of not less then two thirds of the then voting power of the issued and outstanding capital stock entitled to vote at an election of directors. A director may be removed from office at any time with ease by the affirmative vote of a majority of the directors then in office.

      If the Corporation has cumulative voting and less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there are classes of directors, at an election of the class of directors of which he is a part. This paragraph does not apply to removal by directors.

     When holders of a class or series of stock or of bonds are entitled by the Articles of incorporation to elect one or more directors,, this subsection applies, with respect to removal of a director so elected to the vote of the holders of the outstanding shares of the class or series of stock bearing cumulative voting rights and not to the vote of the outstanding shares as a whole.

     (7) Perpetual Existence: The Corporation shall have perpetual existence.

     (8) Shareholder Quorum: Shareholders holding at least a majority of the voting power are necessary to constitute a quorum of a class or series for all purposes. The By-Laws of this Corporation as adopted from time to time may by any number or percentage (not less than thirty percent and not less than the minimum vote required by the Indiana Business Corporation Law or its successor legislation or as required by these Articles of Incorporation) of the issued and outstanding shares of any class or series of capital stock entitled to vote on any other matter in particular as the minimum to vote required to approve any such matter in particular at any meeting of shareholders.

     (9) Split-up, Divide or Combine the Outstanding and Issued Shares: The Board of Directors may, from time to time split-up, divide or combine the outstanding and issued shares of a class or series of any class or series of the capital stock of the Corporation into a greater or lesser number of shares of the same class or series with or without increasing or decreasing the stated capital of the Corporation as of a record date fixed by the Board of Directors in accordance with the then existing By-Laws of the Corporation.

     Where such action has the effect of increasing stated capital the amount of any such increase shall first be applied to reduce the capital surplus of the Corporation and any excess amount of increase over the amount of such capital surplus shall be applied to reduce the earned surplus of the Corporation.

     Where such action has the effect of decreasing stated capital all surplus resulting from such decrease shall be capital surplus of the Corporation.

     Where such action combines issued and outstanding shares of the Corporation's capital stock, shares which as a result cease to be issued and outstanding shall be deemed to be reacquired and cancelled under Article III
(4) with the result that they shall revert to the status of authorized but unissued shares, reissuable thereunder.

     When a reduction of stated capital has been effected hereunder, the amount of the reduction shall be disclosed in the next financial statement covering the period in which the reduction is made that is furnished by the Corporation to all of its shareholders or, if practicable, in the first notice of dividend or share distribution that is furnished to the holders of each class or series of its outstanding shares of capital stock between the date of the reduction and the next such financial, statement, and in any case, within fifteen months after the date of reduction of stated capital.

     (10)    Restrictions on the Powers of and Elimination of Board of
Directors: The shareholders may vote from time to time to provide in the By-Laws that there shall not be a Board of Directors of the Corporation or to restrict the Board of Directors in its management of the business of the Corporation or to delegate to one (1) or more shareholders or other persons or part of the management otherwise within the authority of the Board of Directors to take any particular action(s). Notice of this provision and any action hereunder by the shareholders shall be set forth on the back of each outstanding share certificate, that this provision and any shareholder action hereunder shall be effective as against any holder of outstanding shares of capital stock of the Corporation who consents in writing to this provision and any shareholder who takes action hereunder need not have received a stock certified for the initial shares in the Corporation that he becomes an owner of which bears a notice of this provision and any shareholder action hereunder in order for this provision and any such shareholder action to be effective as against him. No such shareholder action shall be effective unless and until it is effective against the holder of all outstanding capital stock of the Corporation. The shareholders may vote from time to time to modify or reverse any such action on their part in whole or in part.

     (11) Vacancies on Board of Directors: If the Board of Directors is elected by all of the shareholders voting as single class, a vacancy occurring, in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.

     A directorship to be filled because of an increase in the number of Directors, or to fill a vacancy, may be filled by the Board of Directors in the manner provided above for a term of office continuing only until the next election of Directors by the shareholders.

     If because of death, resignation, or other cause, the Corporation has no Directors in office, an officer, a shareholder, an executor, administrator, trustee, or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders in accordance with these Articles of Incorporation or the By-Laws.

     (12) Reorganizations: The Corporation may merge with other corporations and may exchange shares of its capital stock between both domestic and foreign corporations under the Indiana Business Corporation Law.

                                 ARTICLE VII

               Fiduciary Duties Potential Liability for Breaches
                             and Indemnification

     The following are general statutory provisions, which permit and/or limit rights of indemnification in the Corporation under the Indiana Business Corporation Law:

     The Corporation may indemnify an individual made a party to a proceeding because he is or was a director if (1) he conducted himself in good faith,
     (2) he believed his conduct in his official capacity was in the Corporation's best interest, or in all other cases that his conduct was at least not opposed to its best interests, and (3) in a criminal proceeding that he had no reasonable cause to believe his conduct was unlawful. Unless limited by the Articles of Incorporation, the Corporation must indemnify a director who prevails in the defense of any proceeding to which he was a party because he is or was a director, against reasonable expenses incurred by him in connection with the proceeding

     The Corporation may pay for or reimburse reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if the director furnishes a written statement of his good faith belief that he met the required standard of conduct, he furnishes a written understanding to repay the advance if it is determined that he did not meet the required standard of conduct, and a determination is made that the fiats, as then known, would not preclude indemnification.

     Unless limited by the Articles of Incorporation, a director who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or seek indemnification in another court of competent jurisdiction. The court may order indemnification if it determines that the director is entitled to mandatory indemnification, in which case the Corporation must also pay the director's reasonable expenses, or with respect to a proceeding by or in the right of the Corporation, the director is fairly and reasonably entitled to indemnification, in view of all the relevant circumstances even though he was found liable. In this case the Corporation need only pay reasonable expenses incurred.

     The Corporation may not indemnify a director unless a determination has been made by the Board of Directors, by a majority vote of a quorum which does not include directors who are involved in the proceeding; if a quorum cannot be obtained, by a majority vote of a committee designated by the board; by special legal counsel or by the shareholders (except for shares owned. or voted under the control of directors who are a party to the proceeding), that indemnification is permissible in the circumstances because he has met the standard of conduct.

     Unless limited by the Articles of Incorporation, an officer is entitled to mandatory indemnification and to apply for court ordered indemnification to the same extent as a director. The Corporation may also indemnify and advance expenses to an officer, employee, or agent to the same extent as to a director.

      The Corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, bust or other enterprise against any liability asserted against him and incurred by him in that capacity or arising from his state, as such, whether or not the Corporation would have the power to indemnify him against such liability under the statutes.

      The following provisions of this Article VIII apply to the extent that they are not limited by the previous provisions of this Article VIII or the Indiana Business Corporation Law:

      (1) Liability of Director for Breach of Fiduciary Duty: A Director is not personally liable to the Corporation or its shareholders for monetary damages for a breach of his fiduciary duty. This provision does not eliminate or limit the liability of a director for any of the following:

              (a) A breach of the Director's duty of loyalty to the Corporation or its shareholders.

              (b) Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law.

              (c) A violation of the Indiana Business Corporation Law, as amended.

              (d) A transaction from which the director derived an improper personal benefit.

              (e) An act or emission occurring prior to the date when the provision becomes effective.

      (2) Good Faith, Care and Skill of Directors and Officers; Reliance Upon Opinion of Counsel and Experts; Time for Commencement of Action

              (a) A director or officer she discharge his or her duties as a director or officer including his or her duties as a member of a committee in the following manner:

                     (i)    In good faith.

                     (ii) With the care an ordinarily prudent person in a like position would exercise under similar circumstances.

                     (iii) In a manner he or she reasonably believes to be in the best interests of the Corporation.

              (b) In discharging his or her duties, a director or officer is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

                     (i) One or more directors, officers, or employees of the Corporation, or of a business organization under joint control or common control whom the director or officer reasonably believes to be reliable and competent in the matters presented.

                     (ii) Legal counsel public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence.

                     (iii) A committee of the board of which he or she is not a member if the director or officer reasonably believes the committee merits confidence.

              (c) A director or officer is not entitled to rely on the information set forth in subsection (2) if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted by subsection (2) unwarranted.

              (d) An action against a director or officer for failure to perform the duties imposed by this section (2) shall be commenced within 3 years after the cause of action has accrued, or within 2 years after the time when the cause of action is discovered or should reasonably have been discovered, by the complainant whichever occurs first.

      (3) Transactions by Interested Officers and Directors Allowed to the Extent not Precluded by the Indiana Business Corporation Law; Conditions:

              (a) A transaction in which a director or officer is determined to have an interest shall not, because of the interest, be enjoined, set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the Corporation, if the person interested in the transaction establishes any of the following:

                     (i) The transaction was fair to the Corporation at the time entered into.

                     (ii) The material facts of the transaction and the director's or officer's interest were disclosed or known to the board, a committee of the board, or the independent director or directors, and the board, committee, or independent director or directors authorized, approved or ratified the transaction.

                     (iii) The material facts concerning the transaction and the director's or officer's interest with respect thereto, if any, were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction.

              (b) For purposes of subsection (3)(a)(ii), a transaction is authorized approved, or ratified if it received the affirmative vote of the majority of the directors on the board or the committee who had no interest in the transaction, though less than a quorum, or all independent directors who had no interest in the transaction. The presence of, or a vote cast by, a director with an interest in the transaction does not affect the validity of the action taken under subsection (3)(b).

              (c) For purposes of subsection (3)(a)(iii), a transaction is authorized, approved, or ratified if it received the majority of votes cast by the holders of shares who did not have an interest in the transaction. A majority of the shares held by shareholders who did not have an interest in the transaction constitutes a quorum for the purpose of taking action under subsection (3)(c).

              (d) The Board of Directors by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors or officers, but approval of the shareholders is required if the Articles of Incorporation, By-Laws, or other provisions of the Indiana Business Corporation Law, as amended so provide. Transactions pertaining to the compensation of directors for services to the Corporation as directors or officers shall not be enjoined set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the Corporation unless it is shown that the compensation was unreasonable at the time established.

      (4) Loans or Guarantees for Officer or Employees Allowed to the Extent not Precluded by the Indiana Business Corporation law; Interest; Security; Common law or Statutory Powers: The Corporation may lend money to, or guarantee an obligation or otherwise assist an officer or employee of the Corporation or of its subsidiary, including an officer or employee who is a director of the Corporation or its subsidiary, when, in the judgment of the Board of Directors, the loan, guaranty, or assistance may reasonably be expected to benefit the Corporation, or is pursuant to a plan authorizing loans, guarantees, or assistance, which plan the Board has reasonably determined will benefit the Corporation, or is pursuant to a plan authorizing loans, guarantees, or assistance, which plan the Board has reasonably determined will benefit the Corporation. The loan, guaranty, or assistance may be with or without interest, and may be unsecured, or secured in a manner as the Board of Directors approved, including without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall deny, limit, or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

      (5) Indemnification for Expenses, Judgments, Fines and Settlements; Pleas for Nolo Contendere, Effect: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contenders or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, or, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

      (6) Indemnification for Expense Incurred for Defense or Settlement of Litigation; Negligence or Misconduct, Extent of Indemnification: The Corporation shall indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprises whether for profit or not, against expenses, including attorneys' fees and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. Indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the Corporation except to the extent permissible under the Indiana Business Corporation Law.

      (7)     Determining Reasonableness of Settlement and Expenses:

              (a) An indemnification hereunder, unless ordered by the court shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth hereunder and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made in any of the following ways:

                     (i) By a majority of a quorum of the Board of Directors who are not parties or threatened to be made parties to the action, suit or proceeding.

                     (ii)   If a quorum cannot be obtained under subdivision
(a), by majority
vote of a committee duly designated by the Board and consisting solely of 2 or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

                     (iii) By independent legal counsel in a written opinion, which counsel shall be selected in 1 of the following ways:

                            (a)   By the Board of Directors or its committee in
the manner prescribed in subdivision (i) or (ii).

                            (b)   If a quorum of the Board of Directors cannot
be obtained under subdivision (i) and a commitment cannot be designated under subdivision (ii), by the Board of Directors.

                     (iv) By all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

                     (v) By the shareholders but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

              (b) In the designation of a committee under subdivision (7)(b) or in the selection of independent legal counsel under subsection (7)(c)(ii), all directors may participate.

              (c) If a person is entitled to indemnification hereunder for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

      (8)     Reimbursement of Reasonable Expenses Prior to Final Disposition;
Conditions:

              (a) The Corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

                     (i) The person furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth herunder.

                     (ii) The person furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct.

                     (iii) A determination is made that the facts then known to those making the determination would not preclude indemnification.

              (b) The undertaking required by subsection (8)(b) must be an unlimited general obligation of the person but need not be secured.

      (9) Application to Court for Indemnification: A director, officer, employee, or agent of the Corporation who is a party or threatened to be amid find proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application the court after giving any notice it considers necessary may order indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth herein or was adjudged liable, but if he or she is adjudged liable, his or her indemnification is limited to reasonable expenses incurred.

      (10) Provision for Indemnification; Extent, Extent; Rights or Other Persons; Continuation of Rights:

              (a) The indemnification or advancement of expenses provided hereunder is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or the By-Laws of the Corporation or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

              (b) The indemnification provided for hereunder continues as to a person who ceases to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

      (11) Insurance Against Liability: The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against liability hereunder.

      (12) Corporation; Construction of References To: For all purposes hereunder, the term "Corporation" includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, partner, trustee, employee, or agent of such constituent corporation or is or was serving at the request of the constituent corporation as. a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving corporation in the same capacity.

      (13)    Definitions:

      For all purposes hereunder:

              (a) "Fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan.

              (b)    "Other enterprises" shall include employee benefit plans.

              (c) "Serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee, or agent with respect to an employee benefit plan, its participants or its beneficiaries.

              (d) A person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the Cor poration or its shareholders or members."

      (14) General Indemnity Provisions: The Corporation shall indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      The Corporation shall indemnify a person who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not, against expenses, including actual and reasonable attorneys' fees, and amounts paid in settlement incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to be the best interests of the Corporation or its shareholders. However, indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the Corporation unless and only to the went that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the purposes which the court considers proper.

      To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to herein, as amended, or in defense of a claim, issue, or matter in the action, suit or proceeding, he or she shall be indemnified against expenses, including actual and reasonable attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit or proceeding brought to enforce the mandatory indemnification provided in this subsection.

      An indemnification hereunder, unless ordered by a court shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth hereunder. This determination shall be made in any of the following ways:

              (a) By a majority vote of a quorum of the Board of Directors consisting of directors who were not parties to the action, suit, or proceeding.

              (b) If the quorum described in subdivision (a) is not obtainable, then by a majority vote of a committee of directors who are not parties to the action. The committee shall consist of not less than 2 disinterested directors.

              (c)    By independent legal counsel in a written opinion.

              (d)    By the shareholders.

      If a person is entitled to indemnification hereunder for a portion of or all expenses including attorneys' fees, judgments, penalties, fines and amounts paid in settlement, but not for the total amount thereof the Corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

      Expenses incurred defending a civil or criminal action, suit, or proceeding described hereunder may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay the expenses if it is ultimately determined that the pawn is not entitled to be indemnified by the Corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made, but need not be secured.

      The indemnification or advancement of expenses provided hereunder are not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under these Articles of Incorporation or the By-Laws of this Corporation, or a contractual agreement However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

      The indemnification provided for hereunder, continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

      For purposes of these on provisions, the "Corporation" includes. all constituent corporations absorbed in a consolidation or merger and the resulting or moving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnerships joint venture, trust, or other enterprise whether for profit or not shall stand in the same position hereunder with respect to the resulting or surviving corporation as the person would he or she had served the resulting or surviving corporation in the same capacity.

      For the purposes of these indemnification provisions "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall hereunder be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders."

                                 ARTICLE VIII

                                  Amendment

      The Corporation may amend its Articles of Incorporation at any time to add delete or change a: provision not required by the Indiana Business Corporation Law to be included therein. The requisite bote for such activities is specified by the applicable provisions of the Indiana Business Corporation Law then in effect.

IN WITNESS WHEREOF, the undersigned the incorporator(s) of the above-named Corporation, has (have) signed these Articles of Incorporation this 2nd day of January, 1997.


                                /s/ Frederick H. Hoops, III
                                ----------------------------------------------
                                Frederick H. Hoops, III, Incorporator